Exhibit 99.1

PLAYSTUDIOS, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 RESULTS
Fourth Quarter 2025 Revenue of $55.4 million
Full Year Revenue of $235.1 million
Continued Execution on Cost Reduction Initiatives and Strategic Investments in Sweepstakes and Casual Puzzle Growth Opportunities
LAS VEGAS, Nevada – March 16, 2026 – PLAYSTUDIOS, Inc. (Nasdaq: MYPS) (“PLAYSTUDIOS” or the “Company”), a developer and publisher of free-to-play mobile and social games and the creator of the playAWARDS loyalty platform, today announced financial results for the fourth quarter and full year ended December 31, 2025.
Management Commentary Snapshot
•Legacy portfolio continues to face industry-wide pressure, particularly in social casino.
•Reinvention program delivered approximately $29.0 million of annualized operating expense cost savings.
•Second stage of Reinvention program initiated, and is expected to generate $33.0 million to $39.0 million of additional annualized savings from further operating expense, marketing, and cost of sales initiatives.
•Tetris Block Party and playSWEEPS initiatives remain the Company’s primary growth priorities.
•The Win Zone is now live in all currently permissible jurisdictions.
•POP! Slots sweepstakes integration targeted for late Q2 2026.
“2025 was an important and consequential year for PLAYSTUDIOS,” said Andrew Pascal, Chairman and Chief Executive Officer of PLAYSTUDIOS. “While our financial results continued to reflect pressure on our legacy portfolio, we also took decisive actions to improve our cost structure, sharpen our strategic focus, and invest in what we believe are our most compelling future growth opportunities.”
Pascal continued, “The consumer gaming market remains challenging and less predictable than it once was. Mobile publishers across the industry have faced increasing difficulty acquiring and retaining players at scale in the wake of more restrictive platform data privacy policies, which have disrupted user acquisition economics. These market dynamics have affected both our social casino and casual portfolios, and much like others in social casino, we continue to experience period-over-period declines in our scaled legacy businesses.”
“Even so, our core portfolio continues to generate positive cash flow, and we are managing it accordingly, optimizing for efficiency, margin, and disciplined reinvestment. At the same time, we are positioning PLAYSTUDIOS to participate in two attractive and high-growth categories: social casino promotional sweepstakes and casual puzzle. We believe both of these opportunities can play an important role in restoring growth and increasing long-term shareholder value.”
Fourth Quarter Financial Highlights
•Revenue was $55.4 million during the fourth quarter of 2025, compared to $67.8 million during the fourth quarter of 2024.
•Net loss was $13.7 million during the fourth quarter of 2025, compared to a net loss of $22.4 million during the fourth quarter of 2024.
•Consolidated AEBITDA, a non-GAAP financial measure defined below, was $5.1 million during the fourth quarter of 2025, compared to $12.5 million during the fourth quarter of 2024.

•Consolidated AEBITDA Margins were 9.3% in the quarter, a 910 basis point decrease versus the fourth quarter of 2024.
•KPIs playGAMES. During the fourth quarter of 2024, PLAYSTUDIOS had Average DAU and Average MAU of 2.0 million and 8.5 million, respectively. ARPDAU was $0.30.
•Direct to Consumer revenue was $8.3 million during the fourth quarter, compared to $4.7 million during the fourth quarter of 2024, representing an increase of 76.7%.
•KPIs playAWARDS. During the fourth quarter of 2025, players purchased 169,000 rewards with a retail value of $15.0 million.
•Liquidity. As of December 31, 2025, cash and cash equivalents on the balance sheet was $104.9 million.
•Shares outstanding. As of December 31, 2025, the Company had 126.5 million shares of common stock outstanding.
Full Year 2025 Financial Highlights
•Revenue was $235.1 million during 2025, compared to $289.4 million in prior year.
•Net loss was $28.6 million during 2025, compared to a net loss of $28.7 million in prior year.
•Consolidated AEBITDA, was $35.6 million during 2025, compared to $56.5 million in prior year.
•Consolidated AEBITDA Margins were 15.1% during 2025, compared to 19.5% in prior year.
•KPIs playGAMES. During 2025, PLAYSTUDIOS had Average DAU and Average MAU of 2.3 million and 9.9 million, respectively. ARPDAU was $0.28.
•Direct to Consumer revenue was $27.6 million during 2025, compared to $15.5 million during 2024, representing an increase of 78.7%.
•KPIs playAWARDS. During 2025, players purchased 0.9 million rewards with a retail value of $59 million.
Strategic and Operating Update
During 2025, PLAYSTUDIOS continued to navigate a difficult operating backdrop for mobile gaming. Across the sector, publishers have been contending with a more challenging and less efficient user acquisition environment, contributing to greater volatility in player acquisition, engagement, and monetization trends.
Within the Company’s social casino business, these dynamics continued to pressure performance. Like many other scaled publishers in the category, PLAYSTUDIOS experienced continued contraction in its legacy social casino portfolio. In response, the Company remained focused on offsetting that pressure through further efficiency measures, tighter operating discipline, and targeted product efforts intended to improve player value and optimize profitability.
A central element of the Company’s revitalization strategy is the thoughtful integration of sweepstakes mechanics. PLAYSTUDIOS believes the sweepstakes-enabled gaming category represents a significant opportunity and expects that, over time, the market will continue to mature through the development of clearer regulatory frameworks. The Company believes its operating capabilities, product experience, and commitment to quality and compliance, position it well to become a scaled, best-of-breed provider as the category evolves.
Within casual gaming, PLAYSTUDIOS’ portfolio of card and puzzle titles continues to represent an important strategic asset. These products account for approximately 75% of the Company’s audience and approximately 20% of its revenue. From Solitaire and Sudoku to its collection of Tetris titles, the Company believes it has assembled a compelling and diversified portfolio of durable, engaging products with attractive margin characteristics.

Cost Structure Transformation and Margin Improvement
The Company’s fourth quarter and full year results reflect the fully realized benefits of its Reinvention program, which was initiated in the fourth quarter of 2024 and more fully implemented throughout the first half of 2025. That initiative included comprehensive structural reforms and organizational changes that collectively generated approximately $29.0 million of annualized operating expense cost savings, allowing the Company to both improve operating efficiency and reinvest in strategic growth initiatives.
While those actions allowed the Company to partially offset revenue erosion and remain profitable, PLAYSTUDIOS has continued to take further steps to simplify the business and improve its long-term operating profile.
More recently, the Company initiated a second stage of its Reinvention plans consisting of a comprehensive refactoring of the business, which includes:
•Closing 4 of its 9 studios,
•Eliminating 177 positions,
•Consolidating products and development teams,
•Unifying select technologies and tools,
•Reducing cost of sales, and
•Cutting back on marketing spend.
When fully implemented, the Company expects these actions to generate an additional $33.0 million to $39.0 million of annualized savings, improving operating efficiency and providing additional capacity to reinvest in strategic growth initiatives.
It is also worth noting that the Company’s Direct-to-Consumer (DTC) channel continued to perform well. DTC revenue represented 18.9% of total virtual currency revenue in the fourth quarter of 2025, up from 8.6% in the prior-year quarter. For the full year, DTC was 14.6% of virtual currency revenue, compared to 6.8% in 2024, a nearly 8-percentage-point improvement.
Pascal added, “These actions are not simply about reducing costs. They are about redesigning the Company to be more focused, more productive, and better aligned around the opportunities that we believe offer the greatest potential for growth, margin expansion, and shareholder value creation.”
Investment in Future Growth Drivers
PLAYSTUDIOS is using this improved cost structure to continue investing in what it believes are the Company’s two primary future growth drivers: Tetris Block Party and playSWEEPS.
Tetris Block Party
Tetris Block Party is a more casual and accessible Tetris game format designed with a richer meta-layer intended to support long-term retention and engagement. The game launched in December 2025 and, in its first six weeks, achieved daily active users (“DAU”) scale of more than 125,000, while also demonstrating healthy conversion and monetization characteristics.
The Company believes Tetris Block Party represents an important new growth opportunity within casual puzzle and expects to continue investing in the product as resources are reallocated from its Reinvention cost-savings efforts.
playSWEEPS and The Win Zone
PLAYSTUDIOS also continued advancing its playSWEEPS initiatives, including the rollout of The Win Zone. The Company reported that the service went live in all currently permissible jurisdictions during the fourth quarter of 2025. Management indicated that key product and operating criteria have now been satisfied, bringing into focus marketing efficacy and audience growth.

While it remains early and the Company is not yet prepared to forecast the pace or magnitude of growth, management is encouraged by the early performance of the offering.
In addition to The Win Zone, PLAYSTUDIOS has initiated development on the introduction of a sweepstakes proposition within its POP! Slots mobile application. The Company believes this will represent a significant enhancement to the game’s overall structure, player value proposition, and economic model. Current plans call for a late second quarter 2026 introduction, followed by a rich collection of feature enhancements over the balance of the year.
AI Enablement
As part of Reinvention’s second stage agenda, PLAYSTUDIOS is also continuing to invest in its AI infrastructure and adoption. The Company has been an active adopter of AI across its production pipelines and believes there are significant additional opportunities to improve productivity, enhance quality, stimulate growth, and expand margins through broader AI-first operating practices.
Pascal said, “We believe PLAYSTUDIOS must increasingly become AI-first in its thinking and applications. Over time, this should enable us to move faster, operate more efficiently, improve the quality of our execution, and ultimately generate greater profitability.”
Liquidity and Capital Allocation
As of December 31, 2025, the Company had cash and cash equivalents of $104.9 million. The Company maintains a very strong liquidity position, which provides the flexibility to invest in its strategic priorities, manage through this period of business transition, and potentially return capital to shareholders.
PLAYSTUDIOS also noted that it has approximately $40 million remaining under its existing stock repurchase authorization and may consider additional repurchases once its trading window reopens following the release of its first quarter 2026 financial results.
Outlook
Given the evolving performance of its legacy portfolio and the early-stage nature of its newer initiatives, the Company is not providing formal financial guidance at this time.
The Company noted, however, that it remains committed to transparency and accessibility. Management remains fully open to engaging with investors and analysts who wish to discuss the business in greater depth and will continue to provide updates on the Company’s progress as appropriate.
About PLAYSTUDIOS
PLAYSTUDIOS (Nasdaq: MYPS), creator of the groundbreaking myVIP loyalty program, is a publisher and developer of award-winning mobile games, including the iconic Tetris® mobile app, Tetris Block Party, Solitaire, Spider Solitaire, Sudoku, and its casino-style games such as POP! Slots, myVEGAS Slots, myVEGAS Blackjack, myKONAMI Slots, and myVEGAS Bingo. The myVIP loyalty platform offers its members the richest rewards in gaming and enables them to earn real-world rewards from a global collection of iconic hospitality, entertainment, and leisure brands. playAWARDS partners include MGM Resorts International, Norwegian Cruise Lines, Royal Caribbean Cruise Lines, Virgin Voyages, Topgolf, and Cirque du Soleil, among others. Founded by a team of veteran gaming, hospitality, and technology entrepreneurs, PLAYSTUDIOS apps combine the best elements of popular casual games with compelling real-world benefits. To learn more about PLAYSTUDIOS, visit playstudios.com.
Performance Indicators
We manage our business by regularly reviewing several key operating metrics to track historical performance, identify trends in player activity, and set strategic goals for the future. Our key performance metrics are impacted by several factors that could cause them to fluctuate on a quarterly basis, such as platform providers’ policies, seasonality, player connectivity, and the addition of new content to games. We believe these measures are useful to investors for the same reasons. The key performance indicators may differ from similarly titled measures presented by other companies. For more information on our key performance indicators, please refer to the definitions below and the “Supplemental Data—playGAMES Key Performance Indicators” and “Supplemental Data—playAWARDS Key Performance Indicators”sections of this press release.
Average Daily Active Users (“Average DAU”): Daily Active Users ("DAU") is defined as the number of individuals who played a game on a particular day. For Tetris and our free-to-play social casino games, we track DAU by the player ID, which is assigned for each game installed by an individual. As such, an individual who plays two of these games on the same day is counted as two DAU while an individual who plays the same game on two different devices is counted as one DAU. For our Brainium suite of casual games, we track DAU by app instance ID, which is assigned to each installation of a game on a particular device. As such, an individual who plays two different Brainium games on the same day is counted as two DAU and an individual who plays the same Brainium game on two different devices is also counted as two DAU. The term "Average DAU" is defined as the average of the DAU, determined as described above, for each day during the period presented. We use DAU and Average DAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a daily basis.

Average Monthly Active Users (“Average MAU”): Monthly Active Users ("MAU") is defined as the number of individuals who played a game in a particular month. As with DAU, an individual who plays two different non-Brainium games in the same month is counted as two MAU while an individual who plays the same non-Brainium game on two different devices is counted as one MAU, and an individual who plays two different Brainium games on the same month is counted as two MAU while an individual who plays the same Brainium game on two different devices is also counted as two MAU. The term "Average MAU" is defined as the average of the MAU, determined as described above, for each calendar month during the period presented. We use MAU and Average MAU as measures of audience engagement to help us understand the size of the active player base engaged with our games on a monthly basis.
Because DAU and MAU are calculated at the game or app-instance level, they reflect engagement at the title level rather than unique individuals across our entire portfolio, and a single individual may be counted multiple times if they engage with multiple games. In addition, these metrics are derived from a combination of internal tracking systems and third-party platform data, which may be subject to technical limitations, data discrepancies, or changes in platform reporting methodologies..
Average Daily Paying Users (“Average DPU”): Daily Paying Users ("DPU") is defined as the number of individuals who made a purchase of virtual currency or digital items within a game during a particular day. As with DAU and MAU, we track DPU based on account activity. As such, an individual who makes a purchase in two different games in a particular day is counted as two DPU while an individual who makes purchases in the same game on two different devices is counted as one DPU. The term "Average DPU" is defined as the average of the DPU, determined as described above, for each day during the period presented. We use DPU and Average DPU to help us understand the size of our active player base that makes in-game purchases and to assess monetization trends within our active player base. Consistent with DAU and MAU, DPU is calculated at the game level and may reflect multiple purchases by a single individual across different titles.
Daily Payer Conversion: Daily Payer Conversion is defined as DPU as a percentage of DAU on a particular day. Daily Payer Conversion is also sometimes referred to as "Percentage of Paying Users" or "PPU". The term "Average Daily Payer Conversion" is defined as the Average DPU divided by Average DAU for a given period. We use Daily Payer Conversion and Average Daily Payer Conversion to help us understand the monetization of our active players.
Average Daily Revenue Per DAU (“ARPDAU”): ARPDAU is defined for a given period as the average daily revenue per Average DAU, and is calculated as game-related revenue and advertising revenue attributable to the applicable period, divided by the number of days in the period, divided by the Average DAU during the period. We use ARPDAU as a measure of overall monetization of our active players. ARPDAU may fluctuate based on changes in pricing, player mix, advertising demand, and promotional activity.

playAWARDS Platform Metrics
Available Rewards: Available Rewards is defined as the monthly average number of unique rewards available in our applications’ rewards stores. A reward appearing in more than one application’s reward store is counted only once. A reward is counted only once irrespective of the inventory available through that reward. For example, one reward for a free night in a hotel room with ten rooms available for such free night is counted as one reward. Available Rewards only include real-world partner rewards and exclude PLAYSTUDIOS digital rewards. We use Available Rewards as a measure of the value and potential impact of the program for an interested player. We use Available Rewards as one indicator of the breadth of our loyalty offering.
Purchases: Purchases is defined as the total number of rewards purchased for the period identified in which a player exchanges loyalty points for a reward. Purchases are net of refunds. Purchases only include purchases of real-world partner rewards and exclude any PLAYSTUDIOS digital rewards. Purchases are redeemed by the player directly with the rewards partner within the specified terms and conditions of the reward. The Company does not recognize revenue from Purchases, as players redeem loyalty points rather than making cash payments. We use Purchases as a measure of audience interest and engagement with our playAWARDS platform.
Retail Value of Purchases: Retail Value of Purchases is defined as the cumulative retail value of all rewards listed as Purchases for the period identified. The retail value of each reward listed as Purchases is the retail value as determined by the partner upon creation of the reward. In the case where the retail value of a reward adjusts depending on time of redemption, the average retail value is used. Retail Value of Purchases only include the retail value of real-world partner rewards and exclude the cost of any PLAYSTUDIOS branded merchandise. Retail values are based on partner-provided estimates and may not reflect actual transaction prices or redemption experience. Retail value also does not represent revenue recognized by the Company. We use Retail Value of Purchases to help us understand the real-world value of the rewards that are purchased by our players in a particular period
Retail Value of Daily Rewards Inventory: Retail Value of Daily Rewards Inventory is defined as the cumulative retail value of all rewards listed as available for the period divided by the number days in the period. For rewards with unlimited inventory, the maximum of number of rewards used in the calculation is 50. The retail value of each reward listed as available is the retail value as specified by the rewards partner upon creation of the reward. Retail Value of Daily Rewards Inventory only includes the retail value of real-world partner rewards and excludes the cost of any PLAYSTUDIOS branded merchandise. We use Retail Value of Daily Rewards Inventory to help us understand the real-world value of the rewards within our playAWARDS platform.
Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, including Consolidated AEBITDA. These measures are intended to supplement, and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is included in the accompanying financial tables.
To provide investors with information in addition to results as determined by GAAP, the Company discloses Consolidated Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Consolidated AEBITDA”) as a non-GAAP measure that management believes provides useful information to investors. This measure is not a financial measure calculated in accordance with GAAP and should not be considered as a substitute for revenue, net income or any other operating performance measure calculated in accordance with GAAP.
We define Consolidated AEBITDA as net income (loss) before interest, income taxes, depreciation and amortization, restructuring and related costs (consisting primarily of severance and other restructuring related costs), stock-based compensation expense, and other income and expense items (including special infrequent items, foreign currency gains and losses, and other non-cash items). We also present Consolidated AEBITDA Margin, a non-GAAP measure, which we calculate as Consolidated AEBITDA as a percentage of net revenue.
We believe that the presentation of Consolidated AEBITDA provides useful information to investors regarding the Company’s results of operations because the measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Consolidated AEBITDA provides an indicator of performance that is not affected by fluctuations in certain costs or other items. Accordingly, management believes that this measure is useful for comparing general operating performance from period to period, and management relies on this measure for planning and forecasting of future periods. Additionally, this measure allows management to compare results with those of other companies that have different financing and capital structures. However, other companies may define Consolidated AEBITDA differently, and as a result, our measure of Consolidated AEBITDA may not be directly comparable to that of other companies. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the “Reconciliation of Net Loss to Consolidated AEBITDA” section of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s strategy, market opportunities, cost savings initiatives, restructuring initiatives and anticipated benefits, margin improvement, growth initiatives, product launches, sweepstakes opportunities, regulatory developments (including developments relating to sweepstakes and promotional gaming), AI adoption, stock repurchases, and future operating performance. These statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include, among others, changes in market conditions, competitive pressures, regulatory developments, platform policy changes, user acquisition challenges, product performance, consumer demand, and other risks described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements except as required by law.
SOURCE: PLAYSTUDIOS, Inc.

PLAYSTUDIOS CONTACTS

Investor Relations
ir@playstudios.com

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenue	$55,402	$67,782	$235,097	$289,429
Operating expenses:
Cost of revenue(1)	13,496	17,865	57,467	72,716
Selling and marketing	15,012	13,867	55,475	64,623
Research and development	15,674	16,265	58,376	67,683
General and administrative	10,597	11,116	45,859	46,121
Depreciation and amortization	9,617	10,627	38,360	45,440
Restructuring and related	834	20,462	3,482	25,710
Total operating costs and expenses	65,230	90,202	259,019	322,293
Loss from operations	(9,828)	(22,420)	(23,922)	(32,864)
Other income (expense), net:
Change in fair value of warrant liabilities	119	(73)	156	856
Change in fair value of contingent consideration	(2,946)	(85)	(4,968)	(85)
Interest income, net	174	981	2,943	4,902
Other (expense) income, net	(125)	529	(910)	(97)
Total other (loss) income, net	(2,778)	1,352	(2,779)	5,576
Loss before income taxes	(12,606)	(21,068)	(26,701)	(27,288)
Income tax expense	(1,087)	(1,344)	(1,938)	(1,399)
Net loss	$(13,693)	$(22,412)	$(28,639)	$(28,687)
Net loss attributable to common stockholders per share:
Basic	$(0.11)	$(0.18)	$(0.23)	$(0.22)
Diluted	$(0.11)	$(0.18)	$(0.23)	$(0.22)
Weighted average shares of common stock outstanding:
Basic	126,312	124,794	125,679	129,438
Diluted	126,312	124,794	125,679	129,438
(1)Amounts exclude depreciation and amortization.

PLAYSTUDIOS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except par value amounts)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$104,935	$109,179
Receivables, net	22,818	30,767
Prepaid expenses and other current assets	7,018	7,156
Total current assets	134,771	147,102
Property and equipment, net	13,426	16,118
Operating lease right-of-use assets	7,533	9,703
Intangibles assets and internal-use software, net	76,430	90,996
Goodwill	52,222	52,222
Other long-term assets	6,236	6,814
Total non-current assets	155,847	175,853
Total assets	$290,618	$322,955
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	1,493	1,518
Operating lease liabilities, current	3,656	3,405
Contingent consideration, current	5,561	—
Accrued and other current liabilities	32,468	44,495
Total current liabilities	43,178	49,418
Minimum guarantee liability	12,000	18,000
Operating lease liabilities, noncurrent	4,070	6,659
Contingent consideration, noncurrent	2,747	3,340
Other long-term liabilities	757	823
Total non-current liabilities	19,574	28,822
Total liabilities	$62,752	$78,240
Commitments and contingencies (Note 17)
Stockholders’ equity:
Preferred stock, $0.0001 par value (100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2025 and December 31, 2024)	—	—
Class A common stock, $0.0001 par value (2,000,000 shares authorized, 131,823 and 127,734 shares issued, and 110,084 and 108,287 shares outstanding as of December 31, 2025 and December 31, 2024, respectively)	11	11
Class B common stock, $0.0001 par value (25,000 shares authorized, 16,457 and 16,457 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively).	2	2
Additional paid-in capital	340,802	327,951
Accumulated deficit	(59,963)	(31,324)
Accumulated other comprehensive income (loss)	1,806	(632)
Treasury stock, at cost, 21,739 and 19,450 shares at December 31, 2025 and December 31, 2024, respectively	(54,792)	(51,293)
Total stockholders’ equity	227,866	244,715
Total liabilities and stockholders’ equity	$290,618	$322,955

PLAYSTUDIOS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities:	$26,340	$45,740
Cash flows from investing activities:
Purchase of property and equipment	(968)	(3,980)
Additions to internal-use software	(15,525)	(18,624)
Assets acquired from business combination	—	(3,400)
Other	(409)	(290)
Net cash used in investing activities	(16,902)	(26,294)
Cash flows from financing activities:
Proceeds from stock option exercises	122	287
Payments for tax withholding of stock-based compensation	(1,983)	(2,705)
Payment of minimum guarantee liabilities	(9,547)	(8,295)
Repurchases of treasury stock	(3,499)	(31,200)
Net cash used in financing activities	(14,907)	(41,913)
Foreign currency translation	1,240	(638)
Net change in cash, cash equivalents, and restricted cash	(4,229)	(23,105)
Cash, cash equivalents, and restricted cash at beginning of period	109,784	132,889
Cash, cash equivalents, and restricted cash at end of period	$105,555	$109,784

PLAYSTUDIOS, INC.
RECONCILIATION OF NET LOSS TO CONSOLIDATED AEBITDA
(Unaudited and in thousands, except percentages)
The following table sets forth the reconciliation of net loss and net loss margin to Consolidated AEBITDA and Consolidated AEBITDA margin, respectively, which we calculate as Consolidated AEBITDA as a percentage of net revenue. Net loss is the most directly comparable GAAP measure.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenue	$55,402	$67,782	$235,097	$289,429

Net loss	(13,693)	(22,412)	(28,639)	(28,687)
Net loss margin	(24.7)%	(33.1)%	(12.2)%	(9.9)%
Adjustments:
Depreciation & amortization	9,617	10,627	38,360	45,440
Income tax expense	1,087	1,344	1,938	1,399
Stock-based compensation expense	2,247	3,805	14,143	18,113
Change in fair value of warrant liability	(119)	73	(156)	(856)
Change in fair value of contingent consideration	2,946	85	4,968	85
Restructuring and related(1)	834	20,462	3,482	25,710
Special infrequent(2)	2,274	—	3,524	—
Other(3)	(45)	(1,511)	(2,025)	(4,655)
Consolidated AEBITDA	5,148	12,473	35,595	56,549
Consolidated AEBITDA Margin	9.3%	18.4%	15.1%	19.5%

(1)Amounts reported include internal reorganization costs, including severance-related costs, fees related to evaluating various merger and acquisition opportunities, and non-recurring legal costs.
(2)Amount reported consists of a charitable contribution and a withholding tax assessment settlement.
(3)Amounts reported in “Other, net” include interest expense, interest income, gains/losses from investments, foreign currency gains/losses, and non-cash gains/losses on the disposal of assets.

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - SEGMENT INFORMATION
(Unaudited and in thousands, except percentages)
The following table sets forth the financial data for our reportable segments.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenue
playGAMES	$55,041	$67,725	$234,089	$289,367
playAWARDS	361	57	1,008	62
Reportable segment net revenue	55,402	67,782	235,097	289,429

AEBITDA
playGAMES	10,459	16,470	58,641	85,074
playAWARDS	(1,645)	(2,621)	(8,700)	(13,710)
Reportable segment AEBITDA	8,814	13,849	49,941	71,364

Other operating expense
Corporate and other	3,665	1,375	14,346	14,815
Restructuring expenses	834	20,462	3,482	25,710
Other reconciling items	5	—	8	150
Stock-based compensation	2,247	3,805	14,143	18,113
Special infrequent	2,274	—	3,524	—
Depreciation and amortization	9,617	10,627	38,360	45,440
	18,642	36,269	73,863	104,228

Non-operating income, net
Change in fair value of warrant liabilities	119	(73)	156	856
Change in fair value of contingent consideration	(2,946)	(85)	(4,968)	(85)
Interest income, net	174	981	2,943	4,902
Other (expense) income, net	(125)	529	(910)	(97)
	(2,778)	1,352	(2,779)	5,576

Loss before income taxes	(12,606)	(21,068)	(26,701)	(27,288)
Income tax expense	(1,087)	(1,344)	(1,938)	(1,399)
Net loss	$(13,693)	$(22,412)	$(28,639)	$(28,687)

Segment AEBITDA margin:
playGAMES	19.0%	24.3%	25.1%	29.4%
playAWARDS	nm	nm	nm	nm

nm - not meaningful

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA - NET REVENUE
(Unaudited and in thousands, except percentages)
The following tables summarizes the Company’s virtual currency revenue disaggregated by type and by platform:

	Three Months Ended December 31,				Year Ended December 31,
	2025	2024	Change	% Change	2025	2024	Change	% Change
Net revenue
Virtual currency	$43,933	$54,643	(10,710)	(19.6%)	$189,367	$228,930	(39,563)	(17.3%)
Advertising	11,460	13,136	(1,676)	(12.8%)	45,708	60,197	(14,489)	(24.1%)
Other revenue	8	3	5	166.7%	22	302	(280)	(92.7%)
Total net revenue	$55,401	$67,782			$235,097	$289,429

Virtual currency revenue
Third party platforms	$35,638	$49,914	(14,276)	(28.6%)	$161,737	$213,467	(51,730)	(24.2%)
Direct-to-consumer (DTC) platforms	8,317	4,707	3,610	76.7%	27,630	15,464	12,166	78.7%
Total virtual currency revenue	$43,955	$54,621			$189,367	$228,931

DTC revenue as a percentage of virtual currency revenue	18.9%	8.6%	10.3%	119.8%	14.6%	6.8%	7.8%	114.7%

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYGAMES KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and ARPDAU)

	Three Months Ended December 31,					Year Ended December 31,
	2025	2024	Change		% Change	2025	2024	Change		% Change
Average DAU	2,035	2,723	(688)		(25.3%)	2,305	3,100	(795)		(25.6%)
Average MAU	8,521	11,472	(2,951)		(25.7%)	9,865	13,120	(3,255)		(24.8%)
Average DPU	18	22	(4)		(18.2%)	19	24	(5)		(20.8%)
Average Daily Payer Conversion	0.9%	0.8%	0.1	pp	12.5%	0.8%	0.8%	—	pp	—%
ARPDAU (in dollars)	$0.30	$0.27	$0.03		11.1%	$0.28	$0.26	$0.02		7.7%
pp = percentage points

PLAYSTUDIOS, INC.
SUPPLEMENTAL DATA – PLAYAWARDS KEY PERFORMANCE INDICATORS
(Unaudited and in thousands, except percentages and available rewards)

	Three Months Ended December 31,				Year Ended December 31,
	2025	2024	Change	% Change	2025	2024	Change	% Change
Available Rewards (in units)	378	471	(93)	(19.7%)	350	525	(175)	(33.3%)
Purchases (in units)	169	301	(132)	(43.9%)	852	1,772	(920)	(51.9%)
Retail Value of Purchases (in dollars)	$15,030	$17,158	$(2,128)	(12.4%)	$59,372	$114,135	$(54,763)	(48.0%)
Retail Value of Daily Rewards Inventory	$2,724	$2,423	$301	12.4%	$2,552	$2,077	$475	22.9%